UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 26, 2007

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Today, Equitable Resources, Inc. (“Equitable”) issued a press release announcing its 2007 first quarter earnings.  A copy of Equitable’s press release is attached hereto and furnished as Exhibit 99.1 and is incorporated in this report by reference.

The information in this Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Equitable provides certain segment related financial and operating information as additional information for its operating results in the press release.  Equitable’s management believes that the presentation of this segment information provides useful information to management and investors regarding the financial condition, operations and trends of each of Equitable’s segments without being obscured by the financial condition, operations and trends for the other segments, or by the effects of corporate allocations of interest and income taxes.  In addition, management uses these measures for budget planning purposes.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press release dated April 26, 2007 issued by Equitable Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

By	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date:  April 26, 2007

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press release dated April 26, 2007 issued by Equitable Resources, Inc.